Exhibit (n) (1)
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the captions “Selected Financial and Other Data”, “Senior Securities” and “Independent Registered Public Accounting Firm” and to the use of our reports dated December 27, 2006, in Amendment No. 1 to the Registration Statement (Form N-2) No. 333-138418 and related Prospectus of Triangle Capital Corporation dated December 29, 2006.
/s/ Ernst & Young LLP
Raleigh, North Carolina
December 27, 2006.